Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-103012, 333-39344, and 333-39346) of PPT VISION, Inc. of our report dated December 2, 2003, included in this annual report on Form 10-KSB for the year ended October 31, 2003.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

January 26, 2004